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                                                                    Exhibit 99.3

                          HUNTSMAN INTERNATIONAL LLC
                           Offer for all Outstanding
            10 % Senior Subordinated Notes due 2009 in Exchange for
    10 % Senior Subordinated Notes due 2009 That Have Been Registered Under
                          the Securities Act of 1933,
                                  As Amended
To Our Clients:

     Enclosed for your consideration is a prospectus dated         , 2001 (the
"Prospectus"), and the related letters of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Huntsman International LLC (the "Issuer") to exchange their 10 % Senior Subordinated Notes due 2009 that have been registered under the Securities Act of 1933, as amended, for their outstanding 10 % Senior Subordinated Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letters of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the exchange and
registration rights agreement in respect of the Old Notes, dated         , 2001,
by and among the Issuer and the initial purchasers referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letters of Transmittal.

     The Exchange Offer will expire at            p.m., London time, on
, 2001 with respect to the Old Notes (the "Expiration Date"), unless extended by the Issuer. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Certain Conditions to the Exchange Offer."

     3. Subject to the terms and conditions in the Prospectus and the Letters of Transmittal, any transfer taxes incident to the transfer of Old Notes from the Holder to the Issuer will be paid by the Issuer.

     4.   The Exchange Offer expires at        p.m., London time, on       ,
2001, with respect to the Old Notes, unless extended by the Issuer.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letters of Transmittal are furnished to you for information only and may not be used directly by you to tender Old Notes.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Huntsman International LLC with respect to their Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

     Please tender the Old Notes held by you for my account as indicated below:

                                         Aggregate Principal Amount of Old Notes

10 % Senior Subordinated Notes due 2009  __________________________________

  Please do not tender any Old Notes     __________________________________
  held by you for my account.

                                         __________________________________
Dated:_____________________, 2001                   Signature(s)

                                         __________________________________


                                         __________________________________
                                              Please print name(s) here

                                         __________________________________

                                         __________________________________

                                         __________________________________

                                         __________________________________
                                                      Address(es)

                                         __________________________________
                                           Area Code and Telephone Number

                                         __________________________________
                                            Tax Identification or Social
                                                   Security No(s).

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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